SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) October 18, 2006 (October 13, 2006)
PHOENIX FOOTWEAR GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-31309	15-0327010

(Commission File Number)	(IRS Employer Identification No.)

5840 El Camino Real, Suite 106, Carlsbad, California	92008

(Address of Principal Executive Offices)	(Zip Code)
(760) 602-9688
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry Into a Material Definitive Agreement.
     On October 13, 2006, Phoenix Footwear Group, Inc. (the “Company”) and Manufacturers and Traders Trust Company (“M&T”) entered into amendment number 11 (the “Amendment”) to the Amended and Restated Credit Facility Agreement, dated as of August 3, 2005, between them (the “Credit Agreement”). Under the Credit Agreement, among other things, M&T made a term bridge loan of $7,000,000 to the Company (the “Bridge Loan”). The original maturity date of the Bridge Loan was December 31, 2005. Subsequent amendments of the Credit Agreement extended the maturity date of the Bridge Loan to October 13, 2006. The Amendment extends the maturity date of the Bridge Loan to November 30, 2006.
     This summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment which is filed herewith as Exhibit 10.1 and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
(c)	Exhibits.
10.1	Amended and Restated Credit Facility Agreement Amendment Number 11 dated as of October 13, 2006, between Phoenix Footwear Group, Inc. and Manufacturers and Traders Trust Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX FOOTWEAR GROUP, INC.

Date: October 18, 2006	By:	/s/ Kenneth E. Wolf

	Name:	Kenneth E. Wolf
	Title:	Chief Financial Officer

EXHIBIT LIST

Exhibit No.	Description

10.1	Amended and Restated Credit Facility Agreement Amendment Number 11 dated as of October 13, 2006 between Phoenix Footwear Group, Inc. and Manufacturers and Traders Trust Company.